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Exhibit 13.1

Contax Participações S.A.
Certification
18 U.S.C Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of Contax Participações S.A. (the “Company”), does hereby certify, to such officer’s knowledge, that:

     The Annual Report on Form 20-F for the year ended December 31, 2008 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 29, 2009

/s/ Francis James Leahy Meaney

	Name:	Francis James Leahy Meaney
	Title:	Chief Executive Officer
Date: June 29, 2009

/s/ Michel Neves Sarkis

	Name:	Michel Neves Sarkis
	Title:	Chief Financial Officer